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                                    Exhibit (H) under Form N-1A
                                          Exhibit 10 under item 601/Reg S-K


                                 EXHIBIT C
                                  to the
                            Multiple Class Plan
                              Hibernia Funds
                 Hibernia Louisiana Municipal Income Fund
                              Class A Shares
                              Class B Shares

      This Multiple Class Plan is adopted by Hibernia Funds with respect to the Class(es) of Shares of the portfolios of Hibernia Funds set forth above.

      Witness the due execution here of this 10th day of September, 2001.

                                    Hibernia Funds

                                    By:  /s/ Jeffrey W. Sterling
                                       ---------------------------
                                    Name:  Jeffrey W. Sterling
                                    Title:  Vice President